UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2021

Petco Health and Wellness Company, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39878	81-1005932
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10850 Via Frontera

San Diego, California 92127

(Address of Principal Executive Offices)

(858) 453-7845

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	WOOF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2021, the Board of Directors (the “Board”) of Petco Health and Wellness Company, Inc. (the “Company”) appointed Brian LaRose to succeed Michael Nuzzo as the Company’s Chief Financial Officer, effective as of August 19, 2021. Mr. Nuzzo will continue to serve as the Company’s Executive Vice President, Chief Operating Officer and President of Petco Services—roles he has held since July 2019.

Prior to his appointment as the Company’s Chief Financial Officer, Mr. LaRose, age 48, had been serving as the Company’s Senior Vice President, Finance since September 2020. Prior to joining the Company, Mr. LaRose held positions of increasing responsibility at HP Inc. (“HP”), including serving as HP’s Global Head of Digital Programs Office, where he was responsible for future digital investments and large digital projects, between June 2020 and September 2020, and as HP’s Global Head of Finance, 3D Printing & Digital Manufacturing from December 2015 to August 2020, where he was responsible for leading the finance function in the 3D printing business unit. Mr. LaRose also held finance and investor relation positions at HP between May 2003 and December 2015. Prior to joining HP, Mr. LaRose held management and accounting positions at Deloitte from September 1994 to May 2003. Mr. LaRose holds a bachelor’s degree from Colby College and a master’s degree in business administration from Northeastern University.

In connection with his appointment, the Board approved a grant of restricted stock units with a value of $800,000 and a grant date of September 20, 2021 (the “Grant Date”) under the Company’s 2021 Equity Incentive Plan (the “RSU Award”). The RSU Award is scheduled to vest over three years from the Grant Date (with 34% on first anniversary of the Grant Date, and 16.5% of the shares subject to the RSU Award vesting at the end of each 6-month period thereafter), subject to Mr. LaRose’s continued employment through each vesting date. The number of shares of Class A common stock subject to the RSU Award will be valued based on the closing price of the Company’s Class A common stock on the Grant Date. In addition, his salary was increased to $575,000 from $425,000, and his target bonus was increased from 50% of his base salary to 80% of his base salary.

There are no family relationships that require disclosure under Item 401 of Regulation S-K or transactions involving Mr. LaRose and the Company that require disclosure under Item 404(a) of Regulation S-K, nor is Mr. LaRose a party to any arrangement or understanding with any other person pursuant to which he was selected as an officer of the Company.

On August 19, 2021, the Company issued a press release announcing Mr. LaRose’s appointment as the Company’s Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated August 19, 2021, issued by Petco Health and Wellness Company, Inc.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2021	Petco Health and Wellness Company, Inc.

	By:	/s/ Ilene Eskenazi
Ilene Eskenazi
Chief Legal Officer and Corporate Secretary